Exhibit 99.1

MODUSLINK UNVEILS COMPREHENSIVE PLAN TO RESTORE PROFITABILITY AND DRIVE SHAREHOLDER VALUE

Process-driven, corporate realignment and other strategic initiatives expected to result in $32 million annualized EBITDA improvement; new organizational model structured around exceeding global client needs; changes in executive management announced

WALTHAM, Mass.— June 20, 2016—ModusLink Global Solutions™, Inc.  (NASDAQ: MLNK) (“the Company” or “ModusLink”), today unveiled a series of corporate realignment and process-driven initiatives aimed at returning the Company to profitability, while improving overall client satisfaction.  The Company also announced today changes to its executive management structure.

Over the past few years, ModusLink has significantly expanded its global service capabilities and market reach.  As the global markets have continued to come under pressure and some of the Company’s clients have experienced downturns in their respective businesses, ModusLink revenues and margins have declined, resulting in operating and net losses.  ModusLink today disclosed its plans to re-invest in its business, with lean principles serving as the foundation of change, in a concerted effort to restore profitability and enhance its global offerings and services capabilities.

As part of the plan, the Board of Directors has appointed Warren Lichtenstein, Executive Chairman of the Company. Jim Henderson, who was appointed in May as Chief Executive Officer of ModusLink Corporation, will now also serve as CEO of the Company.  The Company also announced that Louis J. Belardi, previously Chief Financial Officer of SL Industries Inc. and a 40-year accounting and financial veteran, has been appointed CFO of the Company and ModusLink Corporation. Additionally, Joseph Sherk, who previously served as Principal Financial Officer, Principal Accounting Officer and Corporate Controller of the Company, has stepped down from those positions, and Alan Cormier, the Company's Senior Vice President and General Counsel, will be leaving the organization.

Jim Henderson, ModusLink’s newly appointed CEO commented, “It is with great excitement that I take on this role and look forward to working with our team to drive meaningful enhancements on behalf of our global clients and partners.  The value we provide and our ability to become extensions of our client’s supply chain, logistics and e-commerce platforms has never been in question, and today we represent industry Fortune 500 leaders and emerging growth companies in their respective fields.  At issue have been our cost structure and the manner in which we have aligned internally.  After a thorough analysis of our geographic footprint, service capabilities and client requirements, we are ready to spring into action and implement a plan to bring ModusLink back to profitability.”

The Company intends to invest approximately $20.0 million over the coming year in specific actions that are expected to improve annualized EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) by approximately $32.0 million.  Many of the investments the Company will be making are process, people and systems oriented, and are part of an organizational redesign that aligns resources behind client needs, rather than by department and geography.

The programs unveiled will be funded through cash on hand, anticipated proceeds from the sale of ModusLink Corporation owned real estate, and existing bank facilities.  Cost savings and gross margin enhancements are expected to be realized by realigning site management to client requirements, improving operational efficiencies, the closure of the Company’s Taiwan facility, and by downsizing the square footage used in three locations based on under-utilization.  Additionally, through investments in automation, by eliminating geographic management oversight, and moving SG&A (Selling, General & Administrative) requirements to lower cost hubs, the Company believes it will generate annualized cost savings of approximately $12.0 million and an improvement in its cost of goods sold of approximately $20.0 million.  As the new structure is implemented and process efficiencies are realized, the Company expects it will be in position to reduce its employee count by 17% over the coming year.

As many of the Company’s clients are global and programs are split between geographic sites, this shift in structure will enable the Company to remove redundancies in its cost to serve, while freeing up resources to invest in automation, new service offerings and more effective client management tools. Between actions in Fiscal 2016 and Fiscal 2017, the Company expects it will reduce its square footage by approximately 17%, without impacting client programs, while maintaining a global footprint of over two million square feet and 24 geographic facilities.  The Company anticipates that as a result of these cumulative actions, ModusLink Corporation, which comprises its supply chain business, will be generating positive EBITDA in the fourth quarter of Fiscal 2017.

The Company anticipates it will incur restructuring charges of approximately $12.0 million in its fourth quarter of Fiscal 2016.  Additional details will be provided in the Company’s year-end results announcement and corresponding Form 10-K filing for the period ended July 31, 2016.

Mr. Henderson continued, “Among facility optimization, network and system enhancements and a new organizational structure with clients at the forefront, we see significant opportunities to streamline costs, enhance gross margins and foster a culture of global collaboration.  The foundation we have built and the value-added services we provide to our clients have us excited about our future.  We’re equally focused on stabilizing and growing our top-line, both with existing and new customers, and marketing the vast global capabilities we possess.  We have all of the tools to be successful and I’m confident in our ability to execute and deliver value for all stakeholders.”

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK), through its wholly-owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc. (together “ModusLink"), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. ModusLink’s operations are supported by 24 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein and which often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target," are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Company Contact:
Glenn Wiener
Email: IR@ModusLink.com
Tel: 212-786-6011